EXHIBIT 99.1

2011 Voting Results

At the Annual Meeting of Shareholders of American River Bankshares held on May 19, 2011, the items listed below were submitted to a vote of the shareholders through the solicitation of proxies.  The proposals are described in detail in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on Form DEF 14A on April 8, 2011. The count of shares represented in person or proxy were 8,036,522 or 81% of the outstanding voting shares of the Company.  Therefore a quorum was declared present.  Each of the items was approved by the shareholders pursuant to the voting results set forth below.

Proposal 1 — Election of Directors.

The following individuals were elected as directors to serve until the 2012 Annual Meeting of Shareholders or until their successors are elected and qualified.  The voting results were as follows:

Nominee	For	Withheld	Broker Non-votes
Charles D. Fite	5,797,290	359,607	1,879,625
Roger J. Taylor, D.D.S.	5,798,794	383,212	1,879,625
Robert J. Fox	5,800,494	358,103	1,879,625
William A. Robotham	5,794,733	356,403	1,879,625
David T. Taber	5,773,685	362,164	1,879,625
Stephen H. Waks	5,800,987	355,910	1,879,625
Philip A. Wright	5,797,665	359,232	1,879,625
Michael A. Ziegler	4,924,383	1,232,514	1,879,625

Proposal 2 — To ratify the selection of Perry-Smith LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

The voting results were as follows:

For	Against	Abstain
7,735,727	6,678	294,117

Proposal 3 — Advisory Vote Concerning Executive Compensation

The voting results were as follows:

For	Against	Abstain	Broker Non-votes
5,810,550	29,655	316,692	1,879,625

Proposal 4 — Advisory Vote Concerning the Frequency of the Advisory Resolution Concerning Executive Compensation

The voting results were as follows:

1 Year	2 Years	3 Years	Withheld	Broker Non-votes
5,593,766	25,159	244,130	293,842	1,879,625